SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report	March 11, 2003
(Date of earliest event reported)

Protection One, Inc.	Protection One Alarm Monitoring, Inc.
(Exact Name of Registrant as Specified in Charter)	(Exact Name of Registrant as Specified in Charter)

Delaware	Delaware
(State or Other Jurisdiction of Incorporation)	(State or Other Jurisdiction of Incorporation)

1-12181-01	1-12181
(Commission File Number)	(Commission File Number)

93-1063818	93-1065479
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

818 S. Kansas Avenue Topeka, Kansas 66612	818 S. Kansas Avenue Topeka, Kansas 66612
(Address of Principal Executive Offices, Including Zip Code)	(Address of Principal Executive Offices, Including Zip Code)

(785) 575-1707	(785) 575-1707
(Registrant’s Telephone Number, Including Area Code)	(Registrant’s Telephone Number, Including Area Code)

Protection One, Inc.

Item 5.  Other Events

                On March 11, 2003, the Kansas Corporation Commission entered an order conditionally approving the Partial Stipulation and Agreement (the “Agreement”) among the Company, the Kansas Corporation Commission Staff, Westar Energy, Inc., Westar Industries, Inc. and MBIA Insurance Corporation (each of which is a party to or intervenor in KCC Docket No. 01-WSRE-949-GIE).

                The Agreement, among other things, provides that Westar Energy, Inc. and Westar Industries, Inc. shall continue to perform their respective obligations to the Company under the Tax Sharing Agreement and the Company’s Credit Facility, and that (a) the maximum borrowing capacity under the Credit Facility shall be reduced to $228.4 million from $280 million, (b) Westar Energy, Inc. shall provide funds to Westar Industries, Inc. to the extent necessary to perform its obligations under the Credit Facility, (c) the maturity of the Credit Facility may be extended for an additional year beyond its current stated maturity of January 2004, (d) Westar Energy, Inc. shall pay the Company approximately $4.4 million in the aggregate for expenses incurred by the Company in connection with services provided by Protection One Data Services, Inc. and AV One, Inc. (the Company’s aviation subsidiary) to Westar Energy, Inc., and for the repurchase of AV One, Inc. and (e) the Management Services Agreement between the Company and Westar Energy, Inc. shall be terminated.

                Copies of the new order and related press release are attached hereto as Exhibits 99.1 and 99.2, respectively.

Item 7.  Financial Statements and Exhibits

(c)	Exhibits

Exhibit 99.1—Kansas Corporation Commission Order dated March 11, 2003

Exhibit 99.2—Press Release dated March 13, 2003

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Protection One, Inc.

Date: March 14, 2003	By:	/s/ Darius G. Nevin
Darius G. Nevin
Executive Vice President and Chief Financial Officer

Protection One Alarm Monitoring, Inc.

Date: March 14, 2003	By:	/s/ Darius G. Nevin
Darius G. Nevin
Executive Vice President and Chief Financial Officer